UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2015

Sanomedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (305)433-7814 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant (a) Previous independent registered public accounting firm

On July 1, 2015, the Board of Directors of Sanomedics, Inc. (the “Registrant” or "Company"), notified Marcum LLP ("Marcum") that it was dismissing Marcum as its independent registered public accounting firm effective immediately. Marcum had served as the Registrant's independent registered public accounting firm since January 30, 2015 and issued the audit report on the Registrant's 2014 financial statements contained in Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on May 12, 2015, and such report contained an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern.

Neither the report of Marcum dated May 11, 2015 on the financial statements of the Registrant for the year ended December 31, 2014 nor the report of Mallah Furman & Company P.A. (“Mallah”) dated April 15, 2014 on the financial statements of the Registrant for the year ended December 31, 2013 contained an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except that each such report contained an explanatory paragraph expressing substantial doubt regarding our ability to continue as a going concern. Even though Management and the former accountants do not express a difference of opinion regarding the events, pursuant to section 229.304 (item 304) (a)(1)(v)(A), we are disclosing that they did identify material weaknesses which were reported in Item 9 of our annual report on Form 10-K for the last two fiscal years.

During the years ended December 31, 2014 and 2013 and through July 1, 2015, there have been no:

(i)

disagreements with Marcum, from January 30, 2015 (date of appointment) or Mallah, through January 30, 2015 (date of replacement) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum or Mallah, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years; or

(ii)	“reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided Marcum with a copy of this Form 8-K, and has requested that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated July 6, 2015, indicating that Marcum is in agreement with such disclosures, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

On July 1, 2015, the Audit Committee of the Board of Directors of the Registrant engaged Salberg & Company, P.A. (“Salberg”) as the Registrant's independent registered public accounting firm effective immediately. During the Registrant's two most recent fiscal years and the subsequent interim period through July 1, 2015, (1) neither we nor anyone on our behalf consulted Salberg regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Salberg did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

Item 9.01 Exhibits

(d) Exhibits

Exhibit 16.1	Letter dated July 6, 2015 from Marcum LLP

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics, Inc.

Date: July 6, 2015	By:	/s/ David C. Langle
David C. Langle, Chief Financial Officer